Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form F-1 of Vinci Partners Investments Ltd. of our report dated October 7, 2020 relating to the financial statements of Vinci Partners Investimentos Ltda., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes

Rio de Janeiro, Brazil

January 25, 2021